Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces $6.6 Million in Revenue for the Third Quarter of 2018

Reiterates Full-Year 2018 Expectations for $36 Million in Revenue and $18 Million in Adjusted EBITDA

Closed Pivotshare and Truli.com Acquisitions

COS COB, CT – NOVEMBER 14, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provides positive and entertaining video content for all screens, today announced its financial results for the three- and nine-month periods ended September 30, 2018.

Third Quarter 2018 and Subsequent Business Highlights

•	Total revenue of $6.6 million

•	Net income before taxes of $836,853

•	Net income before preferred dividends of $324,853

•	Net loss available to common stockholders of $97,926

•	Adjusted EBITDA of $3.1 million

•	Completed acquisition of Pivotshare, a global, subscription-based video-on-demand (SVOD) / over-the-top (OTT) platform, in a cash and equity transaction valued at $4.35 million

•	Completed acquisition of Truli.com, a family-friendly and faith-based online VOD channel

•	Announced fourth season of Chicken Soup for the Soul’s Hidden Heroes

William J. Rouhana, Jr., chairman and chief executive officer, stated “Year-over-year, our total revenue for the first nine months has increased approximately seven times and our adjusted EBITDA has increased approximately 10 times, in line with our expectations and demonstrating significant operational progress in 2018. We are still expecting our fourth quarter to be our best quarter by far. Our long- and short-form video production business has continued to grow as we expected with our target of 60 half-hours well in sight.”

“We advanced our online network strategy in the third quarter with our acquisition of leading SVOD platform Pivotshare,” added Mr. Rouhana. “Pivotshare provides us with significant assets that will serve as a catalyst for additional growth in 2019 and beyond. Our online network revenue is $3.2 million year-to-date (excluding approximately $0.2 million of gross billings that are not included in revenue), increasing by almost eight times year-over-year from $0.4 million. This demonstrates the value of the business we are creating. We remain extremely optimistic about the foundation we are building in the online network business.”

“Our television and film distribution business, which was acquired last year, has generated approximately half of our year-to-date revenue,” said Scott W. Seaton, vice chairman. “This business is right on track with our original expectations.”

Seaton continued, “We are reiterating our full-year 2018 outlook of $36.0 million in revenue and $18.0 million in Adjusted EBITDA. We expect our financial results in the fourth quarter will reflect the historical acceleration of our business as we head into the end of the year.”

Q3 2018 Financial Summary

Total revenue for the three months ended September 30, 2018 was $6.6 million compared to $48,466 in the year-ago period. The increase was primarily driven by the growth of online networks, the acquisition of Screen Media in November 2017, and the growth of the television and short-form video production businesses. Revenue was generated as follows:

•	Online networks, which include Popcornflix and Pivotshare, generated $1.8 million of revenue (excluding approximately $0.2 million of gross billings for Pivotshare that are not included in revenue), compared to $48,466 in the third quarter of 2017
•	Television and film distribution generated $2.5 million of revenue
•	Television and short-form video production generated $2.3 million of revenue

Gross profit for the three months ended September 30, 2018 was $4.0 million, or 62% of revenue, compared to $48,466 of gross profit for the year-ago period. The change in percentage of gross profit resulted from $1.0 million of non-cash amortization of film library in the company’s traditional distribution business, which is required by GAAP to be included in cost of revenue. Without this non-cash film library amortization charge, the gross profit would have been $5 million or 78% of revenue for the third quarter.

Operating income for the three months ended September 30, 2018 was $1.1 million compared to an operating loss of $0.6 million for the year-ago period. Without the non-cash film library amortization charge, operating income would have been $2.2 million compared to an operating loss of $0.6 million last year.

Adjusted EBITDA for the three months ended September 30, 2018 was $3.1 million compared to an Adjusted EBITDA loss of $0.3 million for the year-ago period.

Year-to-Date 2018 Financial Summary

Total revenue for the nine months ended September 30, 2018 was $15.7 million compared to $2.3 million in the year-ago period. The increase was primarily driven by the growth of online networks, the acquisition of Screen Media in November 2017, and the growth of our television and short-form video production businesses. Revenue was generated as follows:

•	Online networks, which include Popcornflix and Pivotshare, generated $3.2 million of revenue compared to $0.4 million in the year-ago period
•	Television and film distribution generated $7.8 million of revenue, and
•	Television and short-form video production generated $4.7 million of revenue, compared to $1.9 million in the year-ago period

Gross profit for the nine months ended September 30, 2018 was $7.8 million, or 51% of revenue, compared to $1.5 million, or 65% of revenue for the year-ago period. The change in the percentage of gross profit resulted primarily from $3.7 million of non-cash amortization of film library in the company’s traditional distribution business which is required by GAAP to be included in cost of revenue. Without this non-cash film library amortization charge, the gross profit would have been $11.5 million or 76% of revenue which is well in excess of last year’s results.

Operating loss for the nine months ended September 30, 2018 and 2017 was $0.3 million in each period. Without the non-cash film library amortization charge, the company would have reported operating income of $3.4 million which is well in excess of last year’s results.

Adjusted EBITDA for the nine months ended September 30, 2018 was $5.2 million compared to $0.5 million for the year-ago period.

As of September 30, 2018, the company had $12.3 million of cash and cash equivalents, compared to $2.2 million as of December 31, 2017 and outstanding debt of $6.9 million (net of unamortized finance costs) as of September 30, 2018 compared to $1.5 million outstanding as of December 31, 2017.

In July 2018, the company’s Board of Directors declared a one-time, special dividend in the amount of $0.45 per share on its common stock, which was paid on August 10, 2018 to the stockholders of record as of the close of business on August 6, 2018.

The company has filed a quarterly report on Form 10-Q with the SEC with respect to its financial results.

Full Year 2018 Outlook

For the full-year 2018, the company reiterated its expectations of:

•	Revenue of approximately $36.0 million
•	Adjusted EBITDA, a non-GAAP measure, of approximately $18.0 million

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"), see "Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

•	Date, Time: Monday, November 19, 2018, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 3849958

A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Reference ID: 3849958

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video-on-demand (“VOD”) networks that provides positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network and Pivotshare, a leading subscription-based VOD (“SVOD”) platform. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if the company’s underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the company’s expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

Tables Follow

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2018	2017	2018	2017

Revenue:
Online networks	$1,788,937	$48,466	$3,175,520	$398,745
Television and film distribution	2,510,462	-	7,785,427	-
Television and short-form video production	2,283,933	-	4,719,214	1,859,536
Total revenue	6,583,332	48,466	15,680,161	2,258,281
Less: returns and allowances	(107,300)	-	(553,294)	-
Net revenue	6,476,032	48,466	15,126,867	2,258,281
Cost of revenue (including $1,033,983 and $0 of non-cash amortization of film library for the three months ended September 30, 2018 and 2017, respectively, and $3,656,515 and $0 for the nine months ended September 30, 2018 and 2017, respectively)	2,471,135	-	7,362,613	794,923
Gross profit	4,004,897	48,466	7,764,254	1,463,358
Operating expenses:
Selling, general and administrative (including $243,592 and $182,581 of non-cash share-based compensation expense for the three months ended September 30, 2018 and 2017, respectively, and $736,792 and $474,772) for the nine months ended September 30, 2018 and 2017, respectively)	2,082,794	690,676	6,371,237	1,505,589
Amortization	138,551	-	164,619	-
Management and license fees	647,602	4,846	1,512,687	225,828
Total operating expenses	2,868,947	695,522	8,048,543	1,731,417
Operating income (loss)	1,135,950	(647,056)	(284,289)	(268,059)
Interest income	16,856	2,559	20,477	2,568
Interest expense	(133,121)	(124,142)	(251,939)	(1,176,580)
Acquisition-related costs	(182,832)	-	(228,132)	-
Income (loss) before preferred dividends and income taxes	836,853	(768,639)	(743,883)	(1,442,071)
Provision for (benefit from) income taxes	512,000	(246,000)	927,000	(87,000)
Net income (loss) before preferred dividends	324,853	(522,639)	(1,670,883)	(1,355,071)
Preferred dividends	422,779	-	422,779	-
Net loss available to common Stockholders	$(97,926)	$(522,639)	$(2,093,662)	$(1,355,071)
Net loss per common share:
Basic and diluted net loss per common share	$(0.01)	$(0.05)	$(0.18)	$(0.14)

Weighted average basic and diluted shares outstanding	11,574,088	10,411,142	11,586,212	9,549,413

See accompanying notes to unaudited condensed consolidated financial statements.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net loss available to common stockholders, as reported	$(97,926)	$(522,639)	$(2,093,662)	$(1,355,071)
Preferred dividends	422,779	-	422,779	-
Provision for (benefit from) income taxes	512,000	(246,000)	927,000	(87,000)
Interest expense, net of interest income	116,265	121,583	231,462	1,174,011
Film library amortization, included in cost of revenue (non-cash)	1,033,983	-	3,656,515	-
Share-based compensation expense	243,592	182,581	736,792	474,772
Acquisition-related costs and other one-time consulting fees	257,832	-	428,132	-
Screen Media platform launch costs	270,000	-	270,000	-
Reserve for bad debts	21,061	-	161,212	-
Amortization	138,551	-	164,619	-
Organization costs and directors costs, prior to IPO	-	123,887	-	290,124
All other nonrecurring costs	198,973	-	296,251	-
Adjusted EBITDA	$3,117,110	$(340,588)	$5,201,100	$496,836

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2018	2017
	(unaudited)

ASSETS

Cash and cash equivalents	$11,511,534	$2,172,046
Restricted cash	750,000	-
Accounts receivable, net	8,783,079	8,058,352
Prepaid expenses	425,267	228,145
Inventory, net	291,667	368,964
Intangible asset - video content license	5,000,000	5,000,000
Prepaid distribution fees	1,728,425	1,892,806
Acquired intangible assets - Pivotshare, net	4,373,139	-
Popcornflix film rights and other assets	7,174,548	7,163,943
Film library, net	25,120,465	22,655,645
Due from affiliated companies	6,713,467	6,128,629
Programming costs, net	9,767,574	7,651,145
Other assets, net	410,105	423,133
Total assets	$82,049,270	$61,742,808

LIABILITIES AND STOCKHOLDERS' EQUITY

Senior secured notes payable under revolving line of credit to related party	$-	$1,500,000
Senior secured term loan and revolving line of credit, net of unamortized deferred finance cost of $282,741 and $0, respectively	6,883,926	-
Accounts payable and accrued expenses	2,273,970	1,002,536
Accrued programming costs	-	375,761
Film library acquisition obligations	2,501,100	663,400
Accrued participation costs	1,961,384	2,620,417
Other liabilities	449,451	144,533
Deferred tax liability, net	1,112,000	257,000
Deferred revenue	634,800	515,000
Total liabilities	15,816,631	7,078,647
Commitments and contingencies
Stockholders' equity
Series A 9.75% cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 780,497 and 0 shares issued and outstanding, respectively, redemption value of $16,162,425 and $0, respectively	78	-
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 3,872,689 and 3,746,054 shares issued, 3,798,454 and 3,746,054 outstanding, respectively	385	374
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,87,238 and 7,863,938 shares issued and outstanding, respectively	782	786
Additional paid-in capital	46,196,504	32,324,500
Retained earnings	20,667,619	22,338,501
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	-
Total stockholders' equity	66,232,639	54,664,161
Total liabilities and stockholders' equity	$82,049,270	$61,742,808

 See accompanying notes to unaudited condensed consolidated financial statements.